SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.         )

Filed by the Registrant     ☑
Filed by a Party other than the Registrant     ☐
Check the appropriate box:

     ☐ Preliminary Proxy Statement
    ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    ☐ Definitive Proxy Statement
    ☑ Definitive Additional Materials
    ☐ Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

CARRINGTON LABORATORIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:

AN IMPORTANT REMINDER

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

Dear Shareholders:

      The Special Meeting of Shareholders of Carrington Laboratories has been adjourned from July 19, 2007 to August 3, 2007. The adjournment is necessary in order for all shareholders to have an opportunity to vote.

      According to our latest records, your vote for this meeting has not been returned. Regardless of the number of shares you own, it is very important that they be represented at this meeting.

      Since your shares are held in the name of a brokerage firm, bank, nominee or other institution, only it can submit a vote on your behalf and can do so only after receiving your specific instructions. Please refer to the attached Vote Instruction Form for instructions on voting your shares using the internet or telephone. Alternatively, you may call our Proxy Solicitor The Altman Group for assistance at 1-800-217-0538. Please vote today.

      Thank you for your support.

IF YOU HAVE RECENTLY VOTED,
PLEASE ACCEPT OUR APPRECIATION AND DISREGARD THIS
REMINDER.